UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2016

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Paragraph

This Amendment No. 1 to the Form 8-K filed on January 5, 2017, is being filed to report the final sales of Series A Convertible Preferred Stock issued as of December 31, 2016. A final report on Form D was filed with the Securities and Exchange Commission on January 12, 2017.

Item 3.02	Unregistered Sale of Equity Securities

(a)       On December 31, 2016, Guardion Health Sciences, Inc. (the “Company”) completed the sale of an aggregate of $1,705,151 of Series A Convertible Preferred Stock (the “Preferred Stock”). Each share of Preferred Stock has a face value of $1.00 per share convertible into Common Stock, under certain conditions, described below, at $0.60 per share, or an aggregate of 2,841,930 shares of Common Stock. The Preferred Stock carries an eight percent (8%) annual dividend paid quarterly in Common Stock issuable at $0.60 per share.

(b)       The Preferred Stock was sold to sixteen (16) different investors, all of whom were accredited investors under the Securities Act of 1933, as amended (the “Securities Act”). No underwriter or placement agent was involved and no underwriting discounts or commissions were paid.

(c)       Three (3) of the investors converted an aggregate of $535,151 of indebtedness into 535,154 shares of Preferred Stock at $1.00 per share, and convertible at $0.60 per share into 891,924 shares of Common Stock. The remaining $1,170,000 was paid in cash for the Preferred Stock.

(d)       Exemption from registration under the Securities Act is claimed pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Registrant D promulgated thereunder and Rule 903 of Registrant S promulgated under the Securities Act. A final Form D was filed with the SEC on January 12, 2017.

(e)       The Preferred Stock is convertible by the holders at any time commencing January 1, 2017. Any shares of Preferred Stock not previously converted by the holders shall automatically convert at the Company’s option into Common Stock provided that a registration statement, including the underlying Common Stock, is in effect, or all shares of underlying Common Stock may be sold under Rule 144 without any volume limitations when either (i) the Company receives gross proceeds of at least $4 million in one or more equity financings, or (ii) the Company’s Common Stock is publicly traded for ten (10) consecutive business days at a volume weighted average price of at least $2.00 per share. In the event any Preferred Stock has not been converted by June 30, 2019, all outstanding Series A Preferred Stock (including accrued and unpaid dividends) shall automatically be converted into common stock at the then effective conversion price (initially $0.60 per share).

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Name
3.1(i)	Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock with Certificate of Correction (1)
4.1	Form of Preferred Stock Purchase Agreement (1)
4.2	Restricted Stock Purchase Agreement by and between Guardion Health Sciences, Inc. and the Michael Favish Living Trust Dated January 31, 2007 (1)

___________________________

(1)	Filed with this Form 8-K on January 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ Michael Favish
Name: Michael Favish
Title: Chief Executive Officer

Date: January 18, 2017

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